News Release

Contact(s):	Media Inquiries:	Visteon Corporation
	Greg Gardner	Corporate Communications
	313-755-0927	17000 Rotunda Drive
	ggardne9@visteon.com	Dearborn, MI 48120
Fax: 313-755-7983

Investor Inquiries:
Derek Fiebig
313-755-3699
dfiebig@visteon.com

VISTEON DECLARES FOURTH QUARTER DIVIDEND

DEARBORN, Mich., October 13, 2003 — The Board of Directors of Visteon Corporation (NYSE: VC) has declared a quarterly dividend of $0.06 per share on the company’s common stock. The dividend is payable on December 1, 2003, to shareholders of record as of October 31, 2003. Visteon has paid a dividend each quarter since it became an independent, publicly traded company in June 2000.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has about 75,000 employees and a global delivery system of more than 180 technical, manufacturing, sales, and service facilities located in 25 countries.

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